FOURTH AMENDMENT AND MODIFICATION TO AMENDED AND
                             RESTATED LOAN AGREEMENT

     THIS FOURTH AMENDMENT AND MODIFICATION TO AMENDED AND RESTATED LOAN AGREEMENT ("Amendment") is made effective as the 19th day of December, 1996, by and among INTERTEC DESIGN, INC. ("Intertec"), CATARACT, INC., formerly known as CI Acquisition Corp. ("CI"), THE CONSORTIUM ("Consortium"), THE CONSORTIUM OF MARYLAND, INC., a Pennsylvania corporation, formerly known as Sort Acquisition Corp. ("Consortium-MD") and MELLON BANK, N.A. ("Bank"). Intertec, CI, Consortium and Consortium-MD are sometimes hereinafter collectively or individually referred to as "Borrowers" or "Borrower", respectively.
                                                    BACKGROUND

A. Intertec, CI, Consortium, Consortium-MD and Bank have previously entered into a certain Amended and Restated Loan and Security Agreement dated August 31, 1995, as amended by amendments dated March 13, 1996 and May 29,1996 (the "Loan Agreement") pursuant to which Bank agreed, subject to the terms and conditions stated therein, to extend to Intertec, CI, Consortium and Consortium-MD a line of credit up to the maximum principal amount of Ten Million Dollars ($10,000,000.00).

B. Intertec, CI, Consortium and Consortium-MD have requested that Bank further amend the Loan Agreement, which Bank is willing to do on the terms set forth in this Amendment.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:
   1. LINE OF CREDIT. Section 1.1 of the Loan Agreement is amended to read, in its entirety, as follows:

"1.1 Line of Credit. (a) Bank will establish for Borrowers for and during the period from the date hereof and until June 30, 1999 (the "Contract Period"), subject to the terms and conditions hereof, a revolving demand line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrowers in an aggregate amount not exceeding at any time the lesser of: (i) an amount up to eighty- five percent (85%) of the amount of Borrowers' Eligible Receivables, or (ii) Twenty Million Dollars ($20,000,000.00). Bank, at its sole discretion, may require that certain reserves be established against certain Eligible Receivables from time to time.

Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Borrowers' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrowers' amended and restated promissory note (the "Note") in the face amount of Twenty Million Dollars ($20,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in. The Line shall be subject to review and renewal, at the sole discretion of Bank.

     The obligation of Borrowers to repay advances under the Prior Amended and Restated Loan Agreement previously evidenced by a certain promissory note from
(i) Intertec payable to the order of Bank dated June 30, 1993 in the original face amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), (ii) Borrowers payable to the order of Bank dated August 31, 1995 in the original face amount of Six Million Dollars ($6,000,000.00), and (iii) Borrowers payable to the order of Bank dated May 29, 1996 in the original face amount of Ten Million Dollars ($10,000,000.00) (collectively, the "Prior Notes") remains outstanding as of the date hereof and such advances shall continue to be secured by the Collateral and the Loan Documents. The Note (1) supersedes the Prior
Notes; (2) re-evidences the Indebtedness previously evidenced by the Prior Notes; (3) is given in substitution of, and not in payment of, the Prior Notes; and (4) is in no way intended to constitute a novation of the Prior Notes. It will be noted on the Prior Notes that the Prior Notes have been superseded by the Note.
     (b) In addition to the sums available to Borrowers under the formula set forth in Section 1.1(a) above and subject to the terms and conditions set forth below, for the period through and including December 19, 1997 only, provided that no Event of Default or event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred, Borrowers may borrow on a non-revolving basis an aggregate amount not to exceed Four Hundred Fifty Thousand Dollars ($450,000.00) (the "Permitted Out-of-Formula Facility"). The outstanding principal balance under the Line, including the aggregate principal balance of all advances under the Permitted

     Out-of-Formula Facility, shall at no time exceed Twenty Million Dollars ($20,000,000.00).
     Advances under the Permitted Out-of-Formula Facility will be made only during the Initial Period. All advances under the Permitted Out-of-Formula
Facility shall be repaid in full in six (6) equal and consecutive monthly installments, commencing on the first day following the expiration of the Initial Period and continuing on the same day of each of the next five (5) consecutive months.

     As used herein, the term "Initial Period" shall mean the period commencing on the date of the first advance under the Permitted Out-of-Formula Facility and ending on the thirtieth (30th) day thereafter."

     2. INTEREST RATE. Section 2.1 of the Loan Agreement is amended to read, in its entirety, as follows:

 "2.1 (a) Interest Rate Options on the Line. Provided that no Event of Default shall have occurred, interest on the unpaid principal balance of the Line will accrue from the date of advance until final payment thereof, at a rate or rates selected by Borrowers from one of the two (2) interest rate options set forth below, subject to the restrictions and in accordance with the procedures set forth in this Agreement:
     (i) Prime Rate (such rate to change automatically with any change in the Prime Rate); or (ii) LIBOR Rate.

     (b) Request for Prime Rate. If the Borrowers desire that the Prime Rate shall apply to all or part of the principal balance under the Line, Borrowers shall give Bank a Prime Rate Notification. Upon delivery by Borrowers to Bank of a Prime Rate Notification, the principal balance under the Line identified in such Prime Rate Notification shall accrue interest at the Prime Rate as follows:
(i) with respect to the principal amount of any new advance under the Line, from the date of such advance until the effective date of another interest rate chosen for such amount in accordance with the terms of this Agreement; and/or
(ii) with respect to the principal amount of any portion of the Line outstanding and accruing interest at the LIBOR Rate at the time of the
Prime Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the effective date of another interest rate option chosen for such amount in accordance with the terms of this Agreement.

     (c) Request for LIBOR Rate. If the Borrowers desire that all or part of the principal balance under the Line accrue interest at the LIBOR Rate, Borrowers shall give Bank a LIBOR Rate Notification. Upon delivery by Borrowers to Bank of a LIBOR Rate Notification, that portion of the principal balance outstanding under the Line identified in such LIBOR Rate Notification shall accrue interest at the LIBOR Rate as follows: (i) with respect to the principal amount of any new advance under the Line, from the date of such advance until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (ii) with respect to the principal amount of any portion of the Line outstanding and accruing interest at another LIBOR Rate at the time of the LIBOR Rate Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in such LIBOR Rate Notification; and/or (iii) with respect to all or any portion of the principal amount of the Line outstanding and earning interest at the Prime Rate at the time of such LIBOR Rate Notification, from the date set forth in such LIBOR Rate Notification until the end of the Rate Period specified in such LIBOR Rate Notification.
     (d) Certain Provisions Concerning Line Interest Rates. Borrowers understand and agree that: (i) subject to the provisions of this Agreement, the interest rates set forth in Section 2.1(a) above may apply simultaneously to different portions of the outstanding principal of the Line, (ii) the LIBOR Rate may apply simultaneously to various portions of the outstanding principal of the Line for various Rate Periods, (iii) the LIBOR Rate applicable to any portion of the outstanding principal of the Line may be different from the LIBOR Rate applicable to any other portion of the outstanding principal of the Line, (iv) Bank shall have the right to terminate any Rate Period and the interest rate applicable thereto, prior to the maturity of such Rate Period, if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or regulation to which Bank may be subject, in which event the principal amount to which such terminated Rate Period relates shall thereafter earn interest at the Prime Rate, (v) advances under the Line accruing interest at the LIBOR Rate must be in increments of at least One Hundred Thousand Dollars ($100,000.00), and (vi) no more than four (4) advances under the Line accruing interest at the LIBOR Rate may be outstanding at any one time.
     (e) Prime Rate Fall Back For the Line. After expiration of any Rate Period, any principal portion of the Line corresponding to such Rate Period which has not been converted or renewed in accordance with the terms of this Agreement shall accrue interest automatically at the Prime Rate from the date of expiration of such Rate Period until paid in full, unless and until the Borrower requests a conversion to the LIBOR Rate in accordance with the terms of this Agreement.
     (f) Interest on Permitted Out-of-Formula Facility. Interest on the unpaid principal balance of all advances under the Permitted Out-of-Formula Facility will accrue from the date of advance until final payment thereof, at a per annum rate equal to the Prime Rate of Bank in effect from time to time (such rate to change automatically with any change in the Prime Rate)."
     3.  PAYMENTS  AND  FEES.  Section 3 of the Loan  Agreement  is  amended  as follows:
                           (a) By amending Sections 3.4, 3.5 and 3.6 to read as follows: "3.4 Usage Fee. So long as the Line is outstanding and has not been terminated, and the Bank Indebtedness has not been satisfied in full, Borrowers shall unconditionally pay to Bank a fee equal to one quarter of one percent (.25%) per annum of the daily unused portion of the Line (which shall be calculated as the difference between Twenty Million Dollars ($20,000,000.00) or such greater amount if the maximum committed amount of the Line is ever increased), minus the outstanding principal balance of advances under the Line at the close of business on the date such calculation is made, which fee shall be computed on a monthly basis in arrears and shall be due and payable on the first day of each month commencing on the first day of the first full month after the date hereof."
     "3.5 Collateral Management Fee. So long as the Line has not been terminated pursuant to the terms hereof, and the Bank Indebtedness has not been satisfied in full, Borrowers shall unconditionally pay to Bank a nonrefundable annual Collateral Management Fee of Fifteen Thousand Dollars ($15,000.00). If any Bank Indebtedness continues outstanding after the expiration of the Contract Period, such fee shall be as Bank may require but in no event will such fee be less than Fifteen Thousand Dollars ($15,000.00) per annum. All such fees shall be paid annually in advance on July 1st of each year."
     "3.6 Termination of Line and Termination Fee. Borrowers may terminate the Line prior to the expiration of the Contract Period, only upon sixty (60) days written notice to Bank. In the event that (a) the Line is terminated by
Borrowers for any reason, including, without limitation, repayment or refinancing of the Line with another lender, or (b) Borrowers' default under the Line and the Line is terminated, Borrowers shall pay the Bank a termination fee calculated as follows:
     (i) Two percent (2%) of the maximum amount available under the Line if such termination occurs at any time prior to June 30, 1997; (ii) One and one-half percent (1.5%) of the maximum amount available under the Line if such termination occurs on or after June 30, 1997 but prior to June 30, 1998; and
(iii) One percent (1%) of the maximum amount available under the Line if such termination occurs on or after June 30, 1998."
     (b) By adding the following new sections: "3.12 Minimum Borrowing Fee. In any month during the term of the Contract Period for which the average outstanding principal balance under the Line is less than Two Million Dollars ($2,000,000.00), Borrowers shall pay to Bank a fee as calculated by Bank equal to the difference between the interest which (a)
     actually accrued during such month on the outstanding principal balance of the Line, and (b) would have accrued during such month assuming that the average outstanding principal balance under the Line for such month was Two Million Dollars ($2,000,000.00). Such fee shall be due and payable on the first day of each month as calculated for the last preceding month and Bank is hereby authorized to deduct such fee on such date from any account of any Borrower maintained with Bank."
     "3.13 Indemnity for LIBOR Portion. Borrowers shall indemnify Bank against any loss or expense (including loss of margin) which Bank has sustained or incurred as a consequence of (a) payment, prepayment or conversion of any LIBOR Rate Portion on a day other than the last day of the corresponding Rate Period (whether or not any such payment is pursuant to demand by Bank and whether or nor any such payment, prepayment or conversion is consented to by Bank, unless Bank shall have expressly waived such indemnity in writing); or (b) attempt by Borrowers to revoke in whole or in part any irrevocable LIBOR Rate Notification pursuant to this Agreement.
     If Bank sustains any such loss, it shall from time to time notify Borrowers of the amount determined in good faith by Bank (which determination shall be conclusive) to be necessary to indemnify Bank for such loss or expense. Such amount shall be due and payable by Borrower on demand and Bank is hereby authorized to deduct any such amount from any account of any Borrower maintained with Bank."
     4. ADDITIONAL FACILITY FEE. In consideration of Bank entering into this Amendment, Borrowers shall pay to Bank a fee in the amount of Sixty Thousand Dollars ($60,000.00). Such fee shall be payable (a) Thirty Thousand Dollars ($30,000.00) contemporaneously with the execution hereof, and (b) Thirty Thousand Dollars ($30,000.00) on May ____, 1997. Bank is authorized to deduct such payments when due from any account of any Borrower maintained with Bank.
     5. FINANCIAL  COVENANTS.  Sections 7.1, 7.2, 7.3, 7.4, 7.5 7.6, 7.7 and 7.8
are amended to read, in their entirety, as follows:
     "7.1 Net Income. Borrowers will have Net Income determined on a combined basis in accordance with GAAP of not less than (a) Two Hundred Fifty Thousand Dollars ($250,000.00) for the twelve (12) month period ending October 31, 1995;
(b) Five Hundred

     Thousand Dollars ($500,000.00) for the twelve (12) month period ending October 31, 1996; (c) One Million Four Hundred Thousand Dollars ($1,400,000.00) for the twelve (12) month period ending October 31, 1997, unless prior to the end of such fiscal year, Borrowers have not acquired PAMI (as defined below), in which event the minimum Net Income for the twelve (12) month period ending October 31, 1997 shall be One Million Two Hundred Thousand Dollars
($1,200,000.00); and (d) One Million Five Hundred Thousand Dollars ($1,500,000.00) for each twelve (12) month period ending thereafter."
     "7.2 Effective Net Worth. Borrowers shall maintain Effective Net Worth determined on a combined basis of not less than (a) Three Million Three Hundred Ninety-Six Thousand Dollars ($3,396,000.00) as of November 1, 1994 and at all times thereafter until October 30, 1995; (b) Three Million Six Hundred Fifty Thousand Dollars ($3,650,000.00) as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) Four Million One Hundred Fifty Thousand Dollars ($4,150,000.00) as of October 31, 1996 and at all times thereafter until October 30, 1997; (d) Three Million Four Hundred Forty-Nine Thousand Dollars ($3,449,000.00) as of October 31, 1997 and at all times thereafter until October 30, 1998; and (e) Five Million Four Hundred Forty-Nine Thousand Dollars ($5,449,000.00) as of October 31, 1998 and at all times thereafter.
     Notwithstanding the foregoing, upon consummation of the acquisition by Borrowers of Programming Alternatives of Minnesota, Inc. ("PAMI"), the Effective Net Worth covenant shall be as follows for the applicable periods:
     (a) Two Million Three Hundred Twenty-Nine Thousand Dollars ($2,329,000.00) as of January 31, 1997 and at all times thereafter until April 29, 1997; (b) Two Million Eight Hundred Fifty-Three Thousand Dollars ($2,853,000.00) as of April 30, 1997 and at all times thereafter until July 30, 1997; and (c) Three Million Three Hundred Thirty-Four Thousand Dollars ($3,334,000.00) as of July 31, 1997 and at all times thereafter until October 30, 1997. After October 30, 1997, the Effective Net Worth covenant shall be as provided for above."
     "7.3 Working Capital. Borrowers will maintain Working Capital determined on a combined basis in accordance with GAAP of not less than (a) Three Million Fifty Thousand Dollars ($3,050,000.00) as of October 31, 1994 and at all times thereafter until October 30, 1995; (b) Three Million Two Hundred Thousand Dollars ($3,200,000.00) as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) Three Million Seven Hundred Thousand Dollars ($3,700,000.00) as of October 31, 1996 and at all times thereafter until October 30, 1997; (d) Three Million Dollars ($3,000,000.00) as of October 31, 1997 and at all times thereafter until October 30, 1998; and (d) Three Million Three Hundred Thousand Dollars ($3,300,000.00) as of October 31, 1998 and at all times thereafter."
     Notwithstanding the foregoing, upon consummation of the acquisition by Borrowers of PAMI, the Working Capital covenant shall be as follows for the applicable periods:
     (a) Two Million One Hundred Thousand Dollars ($2,100,000.00) as of January 31, 1997 and at all times thereafter until April 29, 1997; (b) Two Million Five Hundred Thousand Dollars ($2,500,000.00) as of April 30, 1997 and at all times thereafter until July 30, 1997; and (c) Two Million Seven Hundred Thousand Dollars ($2,700,000.00) as of July 31, 1997 and at all times thereafter until October 30, 1997. After October 30, 1997, the Working Capital covenant shall be as provided for above.
     "7.4 Senior Indebtedness to Effective Net Worth Ratio. Borrowers will maintain a ratio of Senior Indebtedness to Effective Net Worth determined on a combined basis in accordance with GAAP of not more than (a) 1.7 to 1.0 as of the date hereof and at all times thereafter until October 30, 1997; (b) 3.5 to 1.0 as of October 31, 1997 and at all times thereafter until October 30, 1998; and
(c) 3.0 to 1.0 as of October 31, 1998 and at all times thereafter. Notwithstanding the foregoing, upon consummation of the acquisition by
Borrowers of PAMI, the Senior Indebtedness to Effective Net Worth ratio shall be as follows for the applicable periods:
     (a) 4.70 to 1.0 as of January 31, 1997 and at all times thereafter until April 29, 1997; (b) 4.25 to 1.0 as of April 30, 1997 and at all times thereafter until July 30, 1997; and (c) 3.5 to 1.0 as of July 31, 1997 and at all times thereafter until October 30, 1997.

     After October 30, 1997, the Senior Indebtedness to Effective Net Worth ratio shall be as provided for above."
     "7.5 Capital Expenditures. Borrowers will not cause, suffer or permit Borrowers' aggregate annual Capital Expenditures to exceed (a) One Hundred Thousand Dollars ($100,000.00) for any fiscal year through and including Borrowers' fiscal year ending October 31, 1996; and (b) One Hundred Fifty Thousand Dollars ($150,000.00) for any fiscal year thereafter."
     "7.6 Current Ratio. Borrowers will maintain a ratio of Current Assets to Current Liabilities determined on a combined basis in accordance with GAAP of not less than (a) 1.35 to 1.0 as of the date hereof and at all times thereafter until October 30, 1996; (b) 1.6 to 1.0 as of October 31, 1996 and at all times thereafter until October 30, 1997; (c) 1.10 to 1.0 as of October 31, 1997 and at all times thereafter until October 30, 1998; and (d) 1.25 to 1.0 as of October 31, 1998 and at all times thereafter."
     Notwithstanding the foregoing, upon consummation of the acquisition by Borrowers of PAMI, the Current Ratio covenant shall be as follows for the applicable periods:
     (a) 1.10 to 1.0 as of January 31, 1997 and at all times thereafter until April 29, 1997; (b) 1.15 to 1.0 as of April 30, 1997 and at all times thereafter until July 30, 1997; and (c) 1.20 to 1.0 as of July 31, 1997 and at all times thereafter until October 30, 1997. After October 30, 1997, the Current Ratio covenant shall be as provided for above.
     "7.7 Consolidated Working Capital. Borrowers and the Guarantor will maintain Working Capital determined on a consolidated basis in accordance with GAAP of not less than (a) Three Million Fifty Thousand Dollars ($3,050,000.00) as of October 31, 1994 and at all times thereafter until October 30, 1995; (b) Three Million Two Hundred Thousand Dollars ($3,200,000.00) as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) Three Million Seven Hundred Thousand Dollars ($3,700,000.00) as of October 31, 1996 and at all times thereafter until October 30, 1997; (d) Three Million Dollars ($3,000,000.00) as of October 31, 1997 and at all times thereafter until October 30, 1998; and (e) Three Million Three

     Hundred Thousand Dollars ($3,300,000.00) as of October 31, 1998 and at all times thereafter."
     Notwithstanding the foregoing, upon consummation of the acquisition by Borrowers of PAMI, the Consolidated Working Capital covenant shall be as follows for the applicable periods:
     (a) Two Million One Hundred Thousand Dollars ($2,100,000.00) as of January 31, 1997 and at all times thereafter until April 29, 1997; (b) Two Million Five Hundred Thousand Dollars ($2,500,000.00) as of April 30, 1997 and at all times thereafter until July 30, 1997; and (c) Two Million Seven Hundred Thousand Dollars ($2,700,000.00) as of July 31, 1997 and at all times thereafter until October 30, 1997. After October 30, 1997, the Consolidated Working Capital covenant shall be as provided for above.

     "7.8 Consolidated Tangible Net Worth. Borrowers and the Guarantor will maintain Tangible Net Worth determined on a consolidated basis in accordance with GAAP of not less than (a) Three Million Three Hundred Ninety-Six Thousand Dollars ($3,396,000.00) as of November 1, 1994 and at all times thereafter until October 30, 1995; (b) Three Million Six Hundred Fifty Thousand Dollars ($3,650,000.00) as of October 31, 1995 and at all times thereafter until October 30, 1996; (c) Four Million One Hundred Fifty Thousand Dollars ($4,150,000.00) as of October 31, 1996 and at all times thereafter until October 30, 1997; (g) Three Million Four Hundred Forty-Nine Thousand Dollars ($3,449,000.00) as of October 31, 1997 and at all times thereafter until October 30, 1998; and (h) Five Million Four Hundred Forty-Nine Thousand Dollars ($5,449,000.00) as of October 31, 1998 and at all times thereafter.
     Notwithstanding the foregoing, upon consummation of the acquisition by Borrowers of PAMI, the Consolidated Tangible Net Worth covenant shall be as follows for the applicable periods:
     (a) Two Million Three Hundred Twenty-Nine Thousand Dollars ($2,329,000.00) as of January 31, 1997 and at all times thereafter until April 29, 1997; (b) Two Million Eight Hundred Fifty-Three Thousand Dollars ($2,853,000.00) as of April 30, 1997 and at all times thereafter until July 30, 1997; and (c) Three Million Three Hundred Thirty-Four Thousand Dollars ($3,334,000.00) as of July

     31, 1997 and at all times thereafter until October 30, 1997. After October 30, 1997, the Consolidated Tangible Net Worth covenant shall be as provided for above."
     6. DEFINITIONS. Section 14 of the Loan Agreement is amended to add the following defined terms:
     "Applicable Margin" shall mean initially two hundred twenty-five (225) basis points. Provided that no Event of Default or event which with the giving of notice or the passage of time or both would become an Event of Default shall have occurred, and further provided that Borrowers meet the financial covenant and minimum availability requirements as set forth below, the Applicable Margin shall reduce to (a) two hundred (200) basis points as of the date which is ten
(10) days after the receipt by Bank of Borrowers' annual audited financial statements for Borrowers' fiscal year ending October 31, 1997 and shall remain at such amount until the change provided for in (b) below, and (b) one hundred seventy-five (175) basis points as of the date which is ten (10) days after receipt by Bank of Borrowers' annual audited financial statements for Borrowers' fiscal year ending October 31, 1998 and shall remain at such amount thereafter. Borrowers' compliance with the financial covenants set forth below shall be determined based on Borrowers' annual audited financial statements delivered to Bank pursuant to Section 8.1 above. Senior Indebtedness Minimum Availability to Effective Net Cash Flow For Advances Worth Ratio Coverage Ratio Under the Line

Not greater than         Not less than         $1,000,000 for the
3.0 to 1.0 for           2.0 to 1.0 for the     30-day period through
the 12-month period      12-month period        and including the date on
through and includ-      through and includ-    which Bank receives Borrowers'
ing October 31,          ing October 31,        annual financial statements for
1997 and October         1997 and October       October 31, 1997 and October 31,
31, 1998, respect-       31, 1998,                          1998, respectively
ively                    respectively

                  "Good Business Day" means any day when banks in Pennsylvania and London, England are open for business.

     "Cash Flow Coverage Ratio" shall mean the ratio of (a) the sum of Borrowers' consolidated Net Income, plus depreciation and amortization, less Capital Expenditures and long-term debt repayments to (b) the sum of unfunded Capital Expenditures, plus long-term debt repayments.

     "LIBOR Rate" for any day for any proposed or existing LIBOR Rate Portion of the Line corresponding to a Rate Period shall mean the rate per annum determined by Bank to be the rate per annum obtained by dividing (the resulting quotient to be rounded upward to the nearest 1/100 of 1%) (a) the rate of interest (which shall be the same for each day in such Rate Period) estimated in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rates per annum for deposits in United States dollars offered to major money center banks in the London interbank market at approximately 11:00 a.m., London time, two Good Business Days prior to the first day of such Rate Period for delivery on the first day of such Rate Period in amounts comparable to such LIBOR Rate Portion (or, if there are no such comparable amounts actively traded, the smallest amounts actively traded) and having maturities comparable to such Rate Period by (b) a number equal to
1.00 minus the LIBOR Rate Reserve Percentage for such day, and then adding to such rate the Applicable Margin.

     "LIBOR Rate Notification" means an irrevocable written notice requesting the LIBOR Rate which must be provided to Bank prior to 2:00 p.m. Philadelphia time on a Business Day which is at least two (2) Good Business Days prior to the date on which such rate is requested to take effect, specifying:
     (a) The principal amount which is to accrue interest at such rate; (b) The date on which such rate is to take effect; and (c) Whether such principal amount is a new advance, a conversion from another interest rate, a renewal of another interest rate or a combination thereof.
     "LIBOR Rate Portion" shall mean at any time the part, including the whole, of the unpaid principal amount of the Line bearing interest at such time at the LIBOR Rate.

     "LIBOR Rate Reserve Percentage" for any day shall mean the percentage (rounded upward to the nearest 1/100 of 1%), as determined in good faith by Bank (which determination shall be conclusive) as representing for such day the maximum effective reserve requirement (including without limitation supplemental, marginal and emergency requirements) for member banks of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities") of any maturity. Each LIBOR Rate shall be adjusted automatically as of the effective date of any change in the LIBOR Rate Reserve Percentage.

     "Prime Rate Notification" means an irrevocable written notice requesting the Prime Rate which must be provided to Bank prior to 2:00 p.m. Philadelphia time on the Business Day on which such rate is requested to take effect, specifying:
     (a) The principal amount which is to accrue interest at such rate; (b) The date on which such rate is to take effect; and (c) Whether such principal amount is a new advance, a conversion from another interest rate option or a combination thereof.
     "Prime Rate Portion" shall mean at any time the part, including the whole, of the unpaid principal amount of the Line bearing interest at such time at the Prime Rate.
     "Rate Period" shall mean for any portion of the Line for which the Borrowers elect the LIBOR Rate, the period of time for which such rate shall apply to such principal portions. The Rate Period for the LIBOR Rate shall be for periods of thirty (30), sixty (60) or ninety (90) days.
     7. AMENDED AND RESTATED NOTE. Contemporaneously with its execution hereof, the Borrowers shall execute and deliver to Bank an Amended and Restated Note (the "Amended and Restated Note") in the form attached hereto as Exhibit "A", evidencing the Borrowers' obligation to repay the Line. Hereafter, all references in the Loan Agreement or any of the other Loan Documents to the "Note" shall be deemed to be references to the Amended and Restated Note. The indebtedness, if any, evidenced by any prior Notes remains outstanding as of the date hereof. The Borrowers and Guarantor acknowledge and agree that the Amended and Restated Note merely re-evidences the indebtedness evidenced by any prior Notes increasing the face amount thereof and is given in substitution and not in payment of such prior Notes.

     8. SUBORDINATION AGREEMENTS. Borrowers and Guarantor have executed and delivered to Bank various Subordination Agreements in Bank's favor. Borrowers and Guarantor acknowledge and agree that the term "Senior Debt" as used in such Subordination Agreements shall include the Line as increased by this Amendment.
     9. CONTRIBUTION AGREEMENT. Borrowers have executed a certain Third Amended and Restated Contribution Agreement. Borrowers acknowledge and agree that the term "Bank Indebtedness" as used in the Third Amended and Restated Contribution Agreement shall include the Line as increased by this Amendment.
     10. FURTHER AGREEMENTS AND REPRESENTATIONS. Borrowers and Guarantor do hereby:
     (a) ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement, the Note and all other Loan Documents, as such term is defined in the Loan Agreement, are valid, binding and in full force and effect;
     (b) covenant and agree to perform all obligations of Borrowers and Guarantor contained herein, in the Loan Agreement and in the other Loan Documents, as amended hereby;
     (c) acknowledge and agree that as of the date hereof, Borrowers and Guarantor have no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Bank Indebtedness or the enforcement of any of the terms of the Loan Agreement, or any of the other Loan Documents, as amended;
     (d) represent and warrant that no Event of Default, as defined in the Loan Agreement, as amended, exists or will exist upon the delivery of notice, passage of time or both;
     (e) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the other Loan Documents, and does not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to the Bank therein, which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued as security for the Bank Indebtedness as amended hereby; and
     (f) acknowledge and agree that Borrowers' and Guarantor's failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Loan Documents as amended.

     11. ADDITIONAL DOCUMENTS; FURTHER ASSURANCES. Borrowers and Guarantor further covenant and agree to execute and deliver to the Bank, or to cause to be executed and delivered to the Bank, at the sole cost and expense of Borrowers and Guarantor, from time to time, any and all other documents, agreements, statements, certificates and information as Bank shall reasonably request to evidence or effect the terms of the Loan Agreement, as amended, or any of the other Loan Documents, as amended, or to enforce or protect Bank's interest in all collateral. All such documents, agreements, statements, certificates and information shall be in form and content acceptable to Bank in its sole discretion.
     12. FEES, COSTS, EXPENSES AND EXPENDITURES. Borrowers and Guarantor agree to pay all of Bank's expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including, without limitation, fees, disbursements, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.
     13. AMENDED AND RESTATED NOTE. Contemporaneously with its execution hereof, the Borrowers shall execute and deliver to Bank an Amended and Restated Note (the "Amended and Restated Note") in the form attached hereto as Exhibit "A", evidencing the Borrowers' obligation to repay the Line. Hereafter, all references in the Loan Agreement or any of the other Loan Documents to the "Note" shall be deemed to be references to the Amended and Restated Note. The indebtedness, if any, evidenced by the prior Note remains outstanding as of the date hereof. The borrowers acknowledge and agree that the Amended and Restated Note merely re-evidences the indebtedness evidenced by the prior Note while adding Consortium as a co-maker and is given in substitution and not in payment of such prior Note.
     14. INTERRELATEDNESS OF BORROWERS. The business operations of each Borrower are interrelated and complement one another, and such entities have a common business purpose. To permit their uninterrupted and continuous operations, such entities now require and will from time to time hereafter require funds and credit accommodations for general business purposes. The proceeds of advances under the Line and other credit facilities extended under the Loan Agreement will directly or indirectly benefit each Borrower, severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such advances.

     15. JOINT AND SEVERAL LIABILITY. The obligations of each Borrower under the Loan Agreement and the Loan Documents shall be joint and several.
     16. CONFIRMATION OF COLLATERAL. Borrowers and Guarantor hereby confirm, acknowledge and agree that none of the collateral securing any obligations of Borrowers or Guarantor to Bank shall be impaired by anything contained in this Amendment, and such collateral shall continue to secure all of the obligations of Borrowers and Guarantor to Bank under the Loan Agreement and the Loan Documents.
     17. NO WAIVER. Nothing herein shall constitute a waiver by Bank of Borrowers' or Guarantor's compliance with the terms of the Loan Agreement or the Loan Documents nor any of Bank's rights in connection therewith, nor shall anything contained herein constitute an agreement by Bank to enter into any further agreements with Borrowers or Guarantor.
     18. INCONSISTENCIES. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the Loan Documents, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and Loan Documents not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.
     19. CONSTRUCTION. Any capitalized terms used in this Amendment not otherwise defined shall have the meaning as set forth in the Loan Agreement, as amended. All references to the Loan Agreement therein or in any of the other Loan Documents shall be deemed to be a reference to the Loan Agreement as amended hereby.
     20. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
     21. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
     22. HEADINGS. The headings of the Articles, Sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

         23. WAIVER OF RIGHT TO TRIAL BY JURY. BORROWERS, GUARANTOR AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS, GUARANTOR OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS, GUARANTOR AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWERS, GUARANTOR AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS AND GUARANTOR ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND ITS TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREE TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the day and year first above written.

                                           INTERTEC DESIGN, INC.

                                           By:
                                           Leon Kopyt, President
(CORPORATE SEAL)
                                           Attest:
                                           Stanton Remer, Secretary


                                           CATARACT,  INC., formerly known as CI
                                           Acquisition Corp.

                                           By:
                                           Leon Kopyt, President
(CORPORATE SEAL)
                                           Attest:
                                           Stanton Remer, Secretary


                                           THE CONSORTIUM

                                           By:
                                           Leon Kopyt, President
(CORPORATE SEAL)
                                           Attest:
                                           Stanton Remer, Secretary


                                           THE CONSORTIUM OF MARYLAND, INC.

                                           By:
                                           Leon Kopyt, President
(CORPORATE SEAL)
                                           Attest:
                                           Stanton Remer, Secretary


                                           MELLON BANK, N.A.

                                           By:
                                           Name/Title:

     The undersigned, intending to be legally bound, hereby join in the representations and warranties and consent to and agree to be bound by the terms, conditions and covenants applicable to the undersigned as set forth in the foregoing Amendment.

RCM TECHNOLOGIES, INC.


By:
         Leon Kopyt, President
                                             [CORPORATE SEAL]
Attest:
         Stanton Remer, Secretary